Exhibit 23.4

TBPE REGISTERED ENGINEERING	FIRM F-1580	FAX (713) 651-0849
1100 LOUISIANA STREET SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We consent to the incorporation by reference in the Registration Statements:

1.	Registration Statement (Form S-8 No. 333-214080) pertaining to the 2016 Management Incentive Plan of Goodrich Petroleum Corporation,

2.
Registration Statement (Form S-1 No. 333-215051) pertaining to the registration of Common Stock issued pursuant to the Plan of Reorganization pertaining to Goodrich Petroleum Corporation Common Stock..

of information relating to Goodrich Petroleum Corporation’s estimated proved reserves as set forth under the captions “Part I, Item 1 and 2. Business and Properties – Oil and Natural Gas Reserves” in Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016 and to the inclusion of our report dated January 31, 2017 in Goodrich Petroleum Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
March 3, 2017